                                                                    Exhibit 10.1

                                   ----------

                         RULES OF THE VEDANTA RESOURCES

                            LONG TERM INCENTIVE PLAN

                                   ----------

                   ADOPTED BY A SUB-COMMITTEE OF THE BOARD OF
                           DIRECTORS OF THE COMPANY ON
                                19 NOVEMBER 2003

                   APPENDIX 2 (INDIA SUB-PLAN) ADOPTED BY THE
                     REMUNERATION COMMITTEE OF THE BOARD ON
                                26 FEBRUARY 2004

                    MODIFICATIONS ADOPTED BY THE REMUNERATION
                     COMMITTEE OF THE BOARD ON FEBRUARY 13,
                                      2006

                                    CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
1.  DEFINITIONS .........................................................     2
2.  GRANT OF AWARDS .....................................................     5
3.  NUMBER OF SHARES IN RESPECT OF WHICH AWARDS MAY BE GRANTED ..........     6
4.  RIGHTS OF EXERCISE OF AWARDS ........................................     7
5.  MANNER OF EXERCISE ..................................................     8
6.  ISSUE OR TRANSFER OF SHARES .........................................     9
7.  LAPSE OF AWARDS .....................................................     9
8.  TAKEOVER, RECONSTRUCTION AND AMALGAMATION, AND LIQUIDATION ..........     9
9.  PAYE AND NATIONAL INSURANCE CONTRIBUTIONS ...........................    10
10. ADJUSTMENTS .........................................................    11
11. ALTERATION ..........................................................    11
12. GENERAL .............................................................    13
APPENDIX 1 ..............................................................     I
APPENDIX 2 ..............................................................     I

                         RULES OF THE VEDANTA RESOURCES
                            LONG TERM INCENTIVE PLAN

1.   DEFINITIONS

1.1 In this Plan, the following words and expressions shall bear, unless the context otherwise requires, the meanings set forth below:

ADMISSION means the admission of Shares to (i) the Official List and (ii) trading on the London Stock Exchange's market for listed securities;

THE ADOPTION DATE means the date on which the Plan is adopted by the Board;

AWARD means an award granted in the form referred to in rule 2.1;

AWARD LETTER means the notification to a participant setting out the specific conditions of an Award;

BASIC SALARY means an Eligible Employee's annual basic salary in respect of his employment with the Group;

THE BOARD means the board of directors of the Company or, where appropriate, a duly authorised committee thereof;

CAPITAL REORGANISATION means any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalization issue, rights issue, sub-division, consolidation or reduction);

THE COMPANY means Vedanta Resources plc (registered in England and Wales under Company No 04740415) whose registered office is at 44 Hill Street, London WIJ 5NX;

CONTROL has the meaning given by section 840 of the Taxes Act;

DATE OF GRANT means the date on which the Board grants an Award;

DISCRETIONARY SHARE PLAN means an Employees' Share Scheme in which participation is solely at the discretion of the Board excluding the Vedanta Resources Share Reward Plan;

ELIGIBLE EMPLOYEE means any bona fide employee of any member of the Group who is not within six months of his normal retirement date (being the age at which he is either bound or entitled to retire in accordance with his contract of employment);

EMPLOYEES' SHARE SCHEME has the meaning given by section 743 of the Companies Act 1985, but shall exclude the Vedanta Resources Share Reward Plan;

FINANCIAL YEAR means a financial year of the Company within the meaning of section 742 of the Companies Act 1985;

GRANT PERIOD means the period of 42 days commencing on any of the following:

(a) Admission;

(b) the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period; or

(c) any day on which the Board resolves that exceptional circumstances exist which justify the grant of Awards;

GROUP means the Company and its Subsidiaries and MEMBER OF THE GROUP shall be construed accordingly;

THE LONDON STOCK EXCHANGE means the London Stock Exchange plc or any successor body to it;

MARKET VALUE means in relation to a Share on any day

(a) if and so long as the Shares are listed on the London Stock Exchange shall taken to be the average closing middle market quotation for such a share over the five Dealing Days immediately preceding the Date of Grant (as derived from the London Stock Exchange Daily Official List) over the five dealing days immediately preceding the Date of Grant; or

(b) subject to (a) above, its market value determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992;

OFFICIAL LIST means the Official List of the UK Listing Authority;

PARTICIPANT means any individual to whom an Award has been granted or (where the context so admits or requires) the personal representatives of any such person;

PARTICIPATING COMPANY means:

(a) the Company; and

(b) any other company which is under the Control of the Company or is a Subsidiary of the Company:

THE PERFORMANCE CONDITIONS means the conditions specified in Appendix 1 in relation to Shares subject to the Award or such other no less demanding conditions as the Board may have specified on the Date of Grant;

THE PERFORMANCE PERIOD means, unless foreshortened pursuant to rule 4 or rule 8, a period of three consecutive years of which the first is the year commencing Date of Grant, or such other period as the Board may determine;

THE PLAN means the Vedanta Resources Long Term Incentive Plan 2003 as amended from time to time;

RELEVANT COMPANY means the company (being any member of the Group) which incurs a Tax Liability as set out in Rule 9;

SHARES means fully paid and irredeemable ordinary shares in the capital of the Company or shares representing those shares following any Capital
Reorganisation;

SUBSIDIARY has the meaning given by sections 736 and 736A of the Companies Act 1985;

TAX LIABILITY means a liability to account for any tax, national insurance, social security or other levy in respect of the Award (whether arising by reason of grant or exercise of the Award or otherwise), including for the avoidance of doubt;

(a) any liability to pay secondary Class 1 National Insurance Contributions for which an agreement or election has been entered into under paragraph 3A or paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992; and

(b) any liability arising after the termination of the Participant's employment for whatever reason and which may arise or be incurred in any jurisdiction whatsoever and, by the law of the same jurisdiction may or shall be recovered from the person entitled to the Awards;

but, subject to (a) above, not including any secondary Class 1 National Insurance Contributions

TAXES ACT means the Income and Corporation Taxes Act 1988;

THE TRUSTEES means the trustees or trustee for the time being of any employee trust established by the Company from time to time for the benefit of (among others) employees of the Group;

UK LISTING AUTHORITY means the Financial Services Authority acting in its capacity as the competent authority for the purpose of Part VI of the Financial Services and Markets Act 2000 and in the exercise of its functions in respect of Admission to the Official List otherwise than in accordance with Part VI of the Financial Services and Markets Act 2000;

VESTED SHARES means Shares subject to Awards in respect of which the Performance Conditions have been satisfied and VEST, VESTED and VESTING DATE shall be construed accordingly.

1.2 In the Plan, unless the context requires otherwise:

(a) the headings are inserted for convenience only and do not affect the interpretation of any Rule;

(b)  a reference to a Rule is a reference to a Rule of the Plan;

(c)  a reference to a statute or statutory provision includes a reference;

     (i) to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;

     (ii) to any repealed statute or statutory provision which it re-enacts (with or without modification); and

     (iii) to any subordinate legislation made under it;

(d)  words in the singular include the plural, and vice versa;

(e) a reference to the masculine shall be treated as a reference to the feminine, and vice versa;

(f) if a period of time is specified and starts from a given day or the day of an act or event, it is to be calculated exclusive of that day.

2.   GRANT OF AWARDS

2.1 The Board may during a Grant Period in its discretion grant an Award to any Eligible Employee. Awards may be granted in the form of a nil cost option to acquire Shares, a contingent right to receive Shares or a conditional allocation of Shares. Any reference to an Award being "exercised" or "exercisable" shall in the case of an Award which is not granted in the form of an option, be construed as being "released" or "capable of release".

2.2 The Board shall determine the Performance Conditions applicable to an Award.

2.3 No Awards may be granted more than 10 years after the Adoption Date.

2.4 The Company Secretary shall issue to each Participant an Award Letter in such form (not inconsistent with the provisions of the Plan) as the Board may from time to time prescribe. Each such Award Letter shall specify the Date of Grant of the Award, the number and class of Shares over which the Award is granted and the Performance Conditions that must be satisfied before the Vesting Date.

2.5 Except as provided in the Plan, every Award shall be personal to the Participant to whom it is granted and shall not be transferable. Any transfer or attempted transfer of an Award shall cause it to lapse.

2.6 No amount shall be payable in respect of the grant or exercise of an Award.

2.7 The grant of any Award under the Plan shall be subject to the provisions of the Model Code for Securities Transactions by Directors of Listed Companies and to obtaining any approval or consent required under the provisions of the Listing Rules published by the United Kingdom Listing Authority or the City Code on Takeovers and Mergers or of any regulation or enactment applicable to such grant.

3.   NUMBER OF SHARES IN RESPECT OF WHICH AWARDS MAY BE GRANTED

3.1 No Award shall be granted to the extent that the result of that grant would be that:

(a) the aggregate number of Shares that could be issued on the exercise of that Award and any other Award granted at the same time, when added to the number of Shares that:

     (i) could be issued on the exercise of any subsisting Awards or options granted during the preceding ten years under the Plan or any other Employees' Share Scheme established by the Company or any company under the Control of the Company; and

     (ii) have been issued on the exercise of any Awards or options granted during the preceding ten years under the Plan or any other Employees' Share Scheme established by the Company or any company under the Control of the Company, would exceed 10 per cent of the ordinary share capital of the Company for the time being in issue; and

(b) the aggregate number of Shares that could be issued on the exercise of that Award and any other Awards granted at the same time, when added to the number of Shares that:

     (i) could be issued on the exercise of any other subsisting Awards or options granted during the preceding ten years under the Plan or any other Discretionary Share Plan established by the Company or any company under the Control of the Company; and

     (ii) have been issued on the exercise of any Award or options granted during the preceding ten years under the plan or any other Discretionary Share Plan established by the Company or any company under the Control of the Company, would exceed 5 per cent of the ordinary share capital of the Company for the time being in issue.

3.2 Reference in this rule 3 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment (but not transfer) of Shares

3.3 In determining the above limits no account shall be taken of any newly issued Shares where an Award was released, lapsed or otherwise became incapable of exercise.

3.4 An Award shall not be granted to any executive director of the Company if such grant would cause the total Market Value of the maximum number of Shares that may be acquired on exercise of the Award (as measured at the Date of Grant of the Award) when aggregated with the total Market Value of the maximum number of

Shares that may be acquired pursuant to any other Award granted to him under the Plan in the same Financial Year, to exceed 100% of his Basic Salary as at the Date of Grant.

4.   RIGHTS OF EXERCISE OF AWARDS

4.1 Save as provided in Rules 4.4, 4.7 and 8. an Award shall only be exercisable:

(a)  if the Award has Vested; and

(b) by a Participant who has remained an Eligible Employee during the Performance Period.

4.2 As soon as reasonably practicable after the end of each Performance Period the Board will notify Participants to the extent to which the Performance Conditions have been satisfied and the Award has Vested. An Award may be exercised in respect of such number of Shares as have Vested in accordance with these rules.

4.3 Save as otherwise provided in these rules, an Award shall lapse automatically on the Participant ceasing to be an employee of a member of the Group (whether lawfully or unlawfully) at any time before the expiry of the Performance Period applicable to the Award.

4.4 Where a Participant ceases to be an employee of a member of the Group before the expiry of the Performance Period applicable to an Award by reason of:

(a)  injury, disability or ill-health;

(b) retirement at or after the date on which he is bound to retire under his contract of employment;

(c)  his employing company ceasing to be a member of the Group;

(d) the business (or part of a business) in which he is employed being transferred to a transferee which is not a member of the Group; or

(e)  any other reason the Board so decides in its absolute discretion,

his Award shall Vest at the date on which the employment ceases to the extent to which any Performance Conditions have been satisfied by that date (and for this purpose the Performance Period shall be treated as ending on the date of such cessation) and he may exercise the Award within six months of the date on which the employment ceased PROVIDED THAT in all cases where employment ceases before the expiry of any relevant Performance Period and Awards become exercisable pursuant to this rule 4.4, unless the Board otherwise determines, the number of Shares in respect of which an Award may be exercised shall be the number in respect of which the Award has Vested (subject to any adjustments under rule 10) multiplied by the fraction A/B (where A is that part of the Performance Period measured in complete months from the Date of Grant to the date of cessation of employment and B is 36 or such other number as is equal to the number of months in the original Performance Period).

Failing any such exercise the Awards shall (subject to rules 4.6 and 4.7) lapse automatically. For the avoidance of doubt, an Award exercisable under this rule
4.4 may lapse at an earlier date by virtue of rule 8.

4.5 For the purpose of rule 4.4, a female Participant shall not be treated as ceasing to be an employee of a member of the Group if absent from work wholly or partly because of pregnancy or confinement, until she ceases to be entitled to exercise any statutory or contractual entitlement to return to work.

4.6 In any case where the Board is aware that a Participant will cease to be an employee of a member of the Group and be entitled or permitted to exercise his Awards immediately thereafter under rule 4.4(c) or 4.4(d) it may permit him to exercise his Awards in the period of 14 days immediately preceding the date upon which it believes that such cessation will occur (but having regard to the extent to which any Performance Conditions have been satisfied and for this purpose the Performance Period shall be treated as ending on the first day of such 14 day period).

4.7 If the Participant dies while in service or at any time after leaving service when he holds an Award, his legal personal representatives may exercise his Awards within twelve months of the date on which death occurred subject to any Performance Conditions being satisfied (and for this purpose where the date of death occurred before the expiry of any relevant Performance Period, the Performance Period shall be treated as ending on the date of the Participant's death) PROVIDED THAT in all cases where the death occurred before the expiry of any relevant Performance Period and Awards become exercisable pursuant to this rule 4.7, the number of Shares in respect of which an Award may be exercised shall be at the discretion of the Company, subject to a minimum as determined below:

The number in respect of which the Award is granted (subject to any adjustments under rule 10) multiplied by the fraction A/B (where A is that part of the Performance Period measured in complete months from the Date of Grant to the date of the Participant's death and B is 36 or such other number as is equal to the number of months in the original Performance Period). For the avoidance of doubt, an Award exercisable under this rule 4.7 shall not lapse prior to the expiry of the specified 12 month period by virtue of rule 4.4 but may lapse at an earlier date by virtue of rule 8.

5.   MANNER OF EXERCISE

5.1 Subject to rule 5.2, a Participant may exercise an Award which is granted in the form of a nil cost option or a right to acquire shares, at any time during the period of six months following the Vesting Date. An Award may be exercised, in whole or in part, by the delivery to the Company Secretary of the Company or its duly appointed agent of a notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent). The delivery of a completed notice of exercise shall not be treated as effecting the exercise of an Award unless and until the Board is satisfied that the Performance Conditions have been fulfilled.

5.2 Where the exercise of an Award or the issue or transfer of any Shares under the Plan would be prohibited by law or the Model Code for Securities Transactions by Directors of Listed Companies (or the Company's dealing rules) the Award shall not be treated as having Vested and the period during which the Participant may exercise his Award and the period during which Shares may be issued or transferred shall not be treated as having commenced until such prohibition no longer applies.

6.   ISSUE OR TRANSFER OF SHARES

6.1 Subject to Rule 5.2, the Board shall issue or procure the transfer of Shares to be allotted or transferred pursuant to the exercise of an Award within 28 days following the effective date of exercise of the Award.

6.2 Shares to be issued pursuant to the Plan will rank pari passu in all respects with the Shares in issue on the date of issue or transfer and they will not rank for any rights attaching to Shares by reference to a record date preceding the date of issue or transfer.

6.3 Subject to Rule 12.2 below, the Company and its subsidiaries may provide funds to the Trustees to enable the Trustees to purchase existing Shares or subscribe for new Shares in the Company for the purpose of the Plan, provided that no funds may be provided to enable the Trustees to acquire Shares in the Company if such an acquisition would result in the Trustees holding more than 5% of the ordinary share capital of the Company in issue at that time.

7.   LAPSE OF AWARDS

7.1 Awards shall lapse upon the occurrence of the earliest of the following events:

(a) subject to any longer exercise period applying under rule 4.7, the expiry of six months following the Vesting Date;

(b) to the extent that it is determined that the Performance Conditions have not been met following the expiry of the Performance Period, the expiry of that period;

(c)  the expiry of the period specified in Rule 4;

(d)  the expiry of the period specified in Rule 8.1;

(e) the Participant being deprived of the legal or beneficial ownership of the Award by operation of law, or doing or omitting to do anything which causes him to be so deprived or becomes bankrupt.

8.   TAKEOVER, RECONSTRUCTION AND AMALGAMATION, AND LIQUIDATION

8.1 If:

(a) any person obtains Control of the Company as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company;

(b) any person becomes bound or entitled to acquire Shares under Sections 428 to 430E of the Companies Act 1985; or

(c) under section 425 of the Companies Act 1985 the court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies; or

(d) if notice is duly given of a resolution for the voluntary winding-up of the Company,

then the Board shall within seven (7) days of becoming aware thereof notify every Participant and an Award may be exercised within six (6) months of the occurrence of the relevant event (or such shorter time as the Board may specify) provided that unless the Board decides otherwise the number of Shares that may be transferred shall be determined by reference to the operation of the Performance Conditions (as determined by the Board on a pro rata basis) on the day after the occurrence of the relevant event.

8.2 If the Board becomes aware that the Company is or is expected to be affected by any demerger, dividend in specie, super dividend or other transaction which, in the opinion of the Board, would affect the current or future value of any Awards, the Board, acting fairly reasonably and objectively may, in their absolute discretion, allow some or all Awards to be exercised. The Board shall specify the period in which such Awards shall be exercisable and whether such Awards shall lapse at the end of the specified period.

8.3 For the purposes of Rule 8.1(a) above a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

9.   PAYE AND NATIONAL INSURANCE CONTRIBUTIONS

9.1 This rule applies when, in relation to an Award, any member of the Group is liable, or is in accordance with current practice believed by the Board to be liable under any statute, regulation or otherwise, to account to any revenue or other authority for any sum in respect of any Tax Liability of the Participant. When this Rule applies, the Participant shall indemnify and keep indemnified the Relevant Company for the Tax Liability. The Participant shall pay the Relevant Company a sum equal to the Tax Liability immediately upon receiving written notice of the quantum of the Tax Liability.

9.2 To the extent legally possible, the Company may require as a condition for the exercise of any Award that the Participant shall enter into:

(a) an agreement to reimburse the Relevant Company in whole or in part for any secondary Class 1 national insurance contributions arising in connection with such Award; or

(b) an election with the Relevant Company to assume the liability for any secondary Class 1 national insurance contributions,

payable on the exercise, assignment or release of an Award, including an agreement or election under paragraph 3A or 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992.

9.3  If:

(a) the Participant shall fail to reimburse the Relevant Company in accordance with an agreement entered into pursuant to rule 9.2; or

(b) the Participant shall fail to make payment to the Relevant Company immediately upon receipt of a written notice in accordance with rule 9.1; or

(c) the Relevant Company does not issue a written notice in accordance with rule 9.1 then the Company is authorised by the Participant to sell such number of Shares as in respect of which the Award has been validly exercised as may be sufficient to release a sum which (after allowance for the costs and expenses of such a sale) may discharge (and shall be applied in discharge of) the Participant's liability to the Relevant Company under this Rule 9 or any agreement entered into in accordance with Rule 9, and may exercise all such powers and may appoint any of its officers to sign all such documents in the name of the Participant and as his act and deed as may be necessary for this purpose.

9.4 If any amount of the Tax Liability should not be recovered as set out above, the Participant shall be liable to make good any amount outstanding on demand.

10.  ADJUSTMENTS

10.1 The number of Shares over which an Award is granted may be adjusted in such manner as the Board shall determine following any Capital Reorganisation.

10.2 The Board may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 10 and to call in, cancel, endorse, issue or reissue any Award Letter subsequent upon such adjustment.

11.  ALTERATION

11.1 Subject to Rules 11.2 and 11.4, the Board shall have the discretion to alter or add to these Rules, and impose additional conditions or requirements on the Awards or on the terms on which Shares are acquired.

11.2 Subject to Rules 11.3 and 11.6, no amendment to the advantage of present or future Participants shall be made under Rule 11.1 to such of the provisions of the Plan as relate to the following:

(a)  the persons to whom Awards may be granted;

(b)  the limitations on the grant of Awards:

(c)  the adjustment of Awards;

(d)  the restrictions on the exercise of Awards;

(e)  the rights to be attached to Shares issued upon the exercise of Awards;

(f)  the rights of Participants on a winding-up;

(g)  the transferability of Awards; and

(h)  this Rule if,

without the prior approval by ordinary resolution of the members of the Company in general meeting.

11.3 Rule 11.2 shall not apply to any alteration or addition:

(a)  to benefit the administration of the Plan;

(b) to comply with or take account of the provisions of any proposed or existing legislation or law;

(c)  to take advantage of any changes to the legislation or law; or

(d) to obtain or maintain favourable tax treatment of the Company, any Group Company or any present or future Participant.

11.4 No amendment or addition shall be made to these Rules which would abrogate or adversely affect the subsisting rights of Participants unless:

(a) where the rights are enjoyed by a single Participant and are not enjoyed by any other Participant or class of Participants, it is made with the written consent of that Participant; or

(b) where the rights are enjoyed by all Participants or any class of Participants then:

     (i) with the consent in writing of such number of Participants or class of Participants (as the case may be) as hold Awards under the Plan to acquire 75 per cent of the Shares which, would be issued or transferred if all Awards granted and subsisting under the Plan were exercised; or

     (ii) by a resolution at a meeting of Participants or class of Participants passed by not less than 75 per cent of the Participants who attend and vote either in person or by proxy;

and for the purpose of this Rule 11.4 the Participants or any class of Participants shall be treated as the holders of a separate class of share capital and the provisions of the Articles of Association of the Company relating to class meetings shall apply mutatis mutandis.

11.5 No amendment or addition shall be made to the conditions or limitations of exercise set out in a particular Award Letter, unless:

(a) an event occurs which causes the Board to consider that a waived, varied or amended condition would be a fairer measure of performance and would be no more difficult to satisfy; or

(b) the Participant party to that Award Letter gives his written consent to such amendment or addition.

11.6 Notwithstanding any other provision of the Plan, the Board may, in respect of Awards granted to Participants who are or who may become subject to taxation outside the United Kingdom on their remuneration, amend or add to the provisions of the Plan and the terms of Awards as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Awards granted to such Participants are not overall more favourable than the terms of Awards granted to other Participants.

11.7 As soon as reasonably practicable after making any alteration or addition under Rule 11, the Board shall give written notice thereof to any Participant affected thereby.

12.  GENERAL

12.1 The Plan shall terminate upon the tenth anniversary of the Adoption Date or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.

12.2 The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153 of the Companies Act 1985

12.3 The rights and obligations of any individual under the terms of his office or employment with the Group shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates in the Plan shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any reason whatsoever, howsoever that termination occurs, whether lawful or unlawful, insofar as those rights arise or may arise from his ceasing to have, rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

12.4 The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company's capital structure, or any merger or consolidation of the Company, or any issue of Company shares, bonds, debentures, preferred or prior preference stocks ahead of, or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.5 Any notice or other document required to be given under or in connection with the Plan may be delivered to a participant or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate including any electronic address. Notices sent by post shall be deemed to have been given on the day following the date of posting and notices sent by electronic means shall be deemed to have been given twelve hours after the time of despatch or at such earlier time as receipt is acknowledged. Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Company may from time to time determine and notify to Participant).

12.6 Benefits under the Plan shall not be pensionable.

12.7 The Company, or where the Board so directs any Participating Company, shall pay the appropriate stamp duty on behalf of Participants in respect of any transfer of Shares on the exercise of Awards.

12.8 These Rules shall be governed by and construed in accordance with English law. All disputes arising out of or in connection with the rules shall be subject to the exclusive jurisdiction of the courts of England and Wales.

                                   APPENDIX 1

                  PERFORMANCE CONDITIONS ATTACHING TO AN AWARD

1. The extent to which an Award may be exercised will be determined in accordance with the following provisions.

2. For the purpose of this Appendix:

(a) TSR means the Total Shareholder Return of a company over any period being a combination of its share price and dividend performance which shall be calculated as set out in paragraph 3 below.

(b) The comparator companies are those companies comprising the FTSE Worldwide Mining Index (excluding precious metals) at the beginning of the Performance Period (the COMPARATOR GROUP).

(c) TSR RANKING means the Company's TSR ranked against the companies in the Comparator Group.

3. (a) The TSR of the Company and of each company in the Comparator Group over the relevant Performance Period shall be computed by comparing the internal rate of return derived from the amounts determined below:

     (i) the average of the closing mid-market quotation of the shares in each company in the Comparator Group (as derived from the London Stock Exchange Daily Official List) during the four weeks immediately preceding the commencement of the Performance Period; and

     (ii) the average of the closing mid-market quotation of the shares in each company in the Comparator Group (as derived from the London Stock Exchange Daily Official List) during the four weeks immediately preceding the end of the Performance Period.

(b)  For the purpose of computing the calculation in paragraph 3(a):

     (i) gross dividends (including special dividends) paid by each company in the Comparator Group shall be deemed to be reinvested in the relevant company's shares on the day on which the dividend is paid; and

     (ii) so as to preserve the original notional investment, an appropriate adjustment shall be made for any variation in the share capital of any company in the Comparator Group occurring during the Performance Period; and
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     (iii) if at the end of the Performance Period, any of the companies in the
          Comparator Group has undergone a change in circumstances (such as the cessation of trading or merger with another company) the information provider referred to in paragraph 3(c) may advise the Board about appropriate treatment of that company for the purpose of determining its TSR Ranking.

(c) The calculation under paragraph 3(a) shall be calculated by a recognised provider of such information, selected by the Board during the Performance Period. The method of measuring the performance of companies in the Comparator Group that have undergone a change in circumstances for the purposes of determining relative TSR performance shall be confirmed by the Board's remuneration adviser.

(d) The percentage of the Shares comprised in the Award that Vest depends on the Company's TSR relative to the companies in the Comparator Group as indicated below:

 TSR RANKING WITHIN FTSE WORLD MINING INDEX
(EXCLUDING PRECIOUS METALS)                   PERCENTAGE OF SHARES THAT VEST
-------------------------------------------   ------------------------------
Below 50th percentile (i.e. below median)                  None
At 50th percentile (i.e. median position)                   40%
At 75th percentile (i.e. top quartile)                     100%

4. The Board may make such adjustments to the performance conditions in this Appendix as it considers appropriate to take account of:

(a)  any increase or variation in the share capital of the Company;

(b)  any change so the accounting standards adopted by the Company;

(c)  a change in the calculation of TSR; or

(d)  any other factors which are relevant in the opinion of the Board.

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                                   APPENDIX 2

                                 INDIA SUB-PLAN

Pursuant to Rule 11.6 of the Plan, this sub-plan modifies certain provisions of the Plan. These modifications are effective with respect to all Eligible Employees regularly employed in India, and only with respect to such Eligible Employees. Such employees would at the instance of the applicable Participating Company be allotted Shares of Vedanta Resources Plc. ('the Company'). All Plan provisions not specifically modified by this sub-plan continue to apply to such Employees.

1. The definition of "Eligible Employee" in Rule 1 is modified by adding the following new sentence at the end thereof:

     "Notwithstanding the foregoing, Eligible Employee shall not include any individual who: (1) is a promoter of the Company or belongs to the promoter group of the Company; or (2) is a director of the Company and who either by himself or through his relative or through any body corporate, directly or indirectly holds more than 10% of the outstanding equity shares of the Company,"

     For the purposes of this definition, the terms "employee", "promoter", "promoter group" shall have the same meaning given in the Employee Stock Option Plan Guidelines laid down in Notification No.F.No.142/48/2001-TPL dated October 11, 2001 issued by the Central Government of India which are reproduced hereunder:

     (i)  'employee' means

          (A)  a permanent employee of the company.

          (B)  'director' of a company, whether whole time or not.

     (ii) 'promoter' means:

          (A)  the person or persons who are in over-all control of the company;

          (B) the person or persons who are instrumental in the formation of the company or programme pursuant to which the shares were offered to the public;

          (C)  the persons or persons named in the offer document as promoter(s)

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          Provided that a director or officer of the company, if he is acting as such only in his professional capacity will not be deemed to be a promoter.

     (iii) "promoter group" means

          (A) an immediate relative of the promoter i.e, spouse of that person, or any parent brother, sister or child of the person or of the spouse;

          (B) persons whose shareholding is aggregated for the purpose of disclosing in the offer document "shareholding of the promoter group".

2. The first sentence of Rule 5.1 is modified as follows:

     "Subject to rule 5.2, a Participant may exercise an Award which is granted in form of a right to acquire the shares for payment of nominal price of US 10 Cents per share at any time during the period of six months following the Vesting Date."

3. Rule 11 is modified as follows:

     "The terms and conditions contained in this Plan shall not be changed after the date the Plan comes into effect."

4. A new Rule 12.9 shall be added as follows:

     "APPROVAL BY PARTICIPATING COMPANY

     The Plan as modified by the India Sub-plan shall be approved by the Shareholders in General Meeting of each Participating Company in India to be held on or before February 28, 2004."

5. A new Rule 12.10 shall be added as follows:

     "LOCK-IN PERIOD

     Shares issued to the Employees under this Plan shall not have any holding period."